CONTRACT OF LEASE


This Contract of Lease is made and entered into by and between:

         TECHNOLOGY ELECTRONIC ASSEMBLY AND MANAGEMENT (T.E.A.M.) PACIFIC CORPORATION, a corporation duly organized and existing under Philippine law with its address at Electronics Avenue, FTI Complex, Taguig, Metro Manila (hereinafter referred to as the "LESSOR").

                                      -and-

         THREE-FIVE SYSTEMS PACIFIC, INC., a corporation duly organized and existing under Philippine law with its address at Electronics Avenue, FTI Complex, Taguig, Metro Manila (hereinafter referred to as the "LESSEE").

                               - WITNESSETH: That-

WHEREAS, LESSOR is the sole and absolute owner of the two story factory building on leased land located at Electronics Avenue, FTI Complex, Taguig, Metro Manila, of which a portion covering an area of 3,888 sq. meters or 41,851 sq. ft. on the second floor indicated in the floor plan attached herewith as Exhibit "A" is available for lease (hereinafter referred to as "leased premises"):

WHEREAS, LESSEE has offered to lease the described leased premises from LESSOR and LESSOR has agreed to lease the described leased premises to LESSEE under the terms and conditions herein set forth.

NOW, THEREFORE, the LESSOR hereby leases to LESSEE the leased premises described above, and the LESSEE accepts the same under lease subject to the following terms and conditions:

         1.        TERM

         This Contract of Lease shall begin on March 1, 1995 and shall expire on December 31, 1999, renewable under such terms and conditions as the parties hereto may mutually agree upon. If such renewal is agreed upon, then this Contract of Lease shall automatically expire at the end of the stipulated period without necessity of notice to the LESSEE and other persons claiming under it shall immediately vacate the leased premises upon such termination of Contract of Lease.

         This Contract of Lease shall automatically be extended for an additional twelve (12) months provided that both Three-Five (as defined in Section 3 below) and LESSOR shall have the right to terminate the twelve (12) month extension at any time by giving one hundred eighty (180) days written notice.

         2.        RENTALS

         The monthly rental for the leased premises shall be US$21,384.00 (US$5.50 per square meter). The monthly rental shall be payable in advance on or before the first day of each and every month at the office of the LESSOR without necessity of notice or demand. The LESSEE shall be allowed to withhold from the rentals and remit to the Bureau of Internal Revenue (BIR) the applicable creditable withholding tax on rentals as required by law and the BIR Regulations. Payment shall be made by bank wire or by a check drawn on a Philippine bank account. The rent is payable in U.S. dollars or its Philippine Peso equivalent on the date of payment.

         3.        PURPOSE AND USE

         The leased premises shall be used solely to house assembly lines dedicated exclusively to the assembly and testing of products for LESSEE and Three-Five Systems, Inc. (hereinafter "Three-Five"), an affiliate of the LESSEE. For this purpose., LESSEE shall locate in the leased premises, all consigned equipment and tools belonging to LESSEE which may be necessary for these captive assembly lines. In this regard, LESSOR hereby disclaims and waives any statutory, common law, or other lien, claim or interest, including any so-called "landlord's lien" it may have against the furniture, fixtures, machinery, and/or equipment of LESSEE or Three-Five located within the leased premises. The LESSEE shall have a right to allow the use of the leased premises to any company which has a valid assembly or sub-assembly contract with Three-Five for the assembly and testing of products for Three-Five.

         4.        IMPROVEMENTS

         The LESSEE shall secure the prior written approval of the LESSOR, which shall not be unreasonably withheld, for any renovation or improvement in the existing structures, layout of machinery and equipment or improvements, in the leased premises, complying with all laws, ordinances, rules, and regulations applicable thereto with the LESSEE shouldering all costs in connection therewith. Said improvements shall exclusively belong to the LESSOR after the expiration of this Contract of Lease without reimbursement for all expenses incurred therefor. It is understood that the LESSEE cannot remove any or all permanent parts and materials related to the building.

         5.        TRANSFERABILITY

         The LESSEE shall secure the prior written approval of the LESSOR which shall not be unreasonably withheld to sub-lease, transfer, sell, assign, mortgage, alienate or dispose of a portion or whole of the leased premises and any rights under this Contract of Lease.

         6.        DILIGENCE

         The LESSEE shall take care of the leased premises as if it were its own. It shall be responsible for the cleanliness, ordinary repairs to and the day-to-day maintenance of the leased premises. LESSOR shall be responsible for any extraordinary or structural repairs to the leased premises not made necessary by the neglect or default of LESSEE and LESSOR shall repair and maintain the building in which the leased premises is situate in good condition and repair. The LESSEE also binds itself not to store explosive/combustible materials, or dump garbage, rubbish or waste on any vacant space within or outside the leased premises that may adversely affect the LESSOR and neighbors of the leased premises.

         7.        COMPLIANCE WITH LAWS AND REGULATIONS

         The LESSEE shall be responsible for all acts and omissions done by its agents, employees, guests and all the other persons entering the leased premises with its knowledge or consent. It shall comply with all existing laws and regulations regarding safety, sanitation, cleanliness and beautification of the government. If any future law or regulation requires structural or extraordinary modifications to the leased premises solely as a result of the particular use of the leased premises by LESSEE, LESSEE shall perform such structural or extraordinary repairs and modifications. If, however, such future law or regulation is applicable to premises generally, LESSOR shall make such extraordinary repair or structural modification. The LESSEE shall strictly comply with all uniformly imposed non-discriminatory rules and regulations provided by the LESSOR concerning security, safety and sanitation as may be updated or modified by the LESSOR at its sole discretion; provided, however, no such rule or regulation shall abrogate any right granted to LESSEE or to Three-Five in this Contract of Lease. The LESSEE is solely responsible and liable for the non-compliance or violation of all laws, ordinances or regulations with regard to its business, obligating itself not to use the leased premises for any illegal or immoral purposes, and should such unauthorized acts be committed by the LESSEE in violation of such law or ordinances, it shall hold the LESSOR free and harmless from any and all liabilities or responsibilities, whether civil or criminal or for any claim for damages or other causes of actions, or for that matter any inconvenience, investigation, arrest or interrogation regarding any matters concerning said business, the LESSEE being solely answerable therefor.

         8.        UTILITIES

         During the period of lease, LESSEE may at its expense apply for telephone connections for the leased premises. The LESSEE may provide at its own expense a separate meter device which shall accurately register the actual electrical consumption in the leased premises.

         LESSOR represents that it will pay all utility bills when due.

         9.        CANTEEN

         LESSEE and its employees, agents and guests shall have access to the canteen of the LESSOR and the LESSOR agrees to maintain services at least at the present level.

         10.       SECURITY

         LESSEE's personnel, officers, agents and guests, including the personnel, officers, agents and guests of the company with a valid assembly or sub-assembly contract with-Three-Five referred to in the last sentence of
Section 3 above, shall be listed and screened by LESSOR, however, they shall not be denied access to the leased premises after such security check. The LESSOR shall have a right to exclude or prevent the entry of any person who may in good faith and for good reason be considered a security risk to the LESSOR or its personnel or properties, provided that this right shall not be used to defeat the purpose of this Contract of Lease.

         11.       TERMINATION

         In the event that either party has committed a material breach of this Contract of Lease, the other party shall have the right to terminate this Contract of Lease; provided that neither party shall terminate this Contract of Lease on the grounds of a material breach without giving a ninety (90) day written notice of termination, specifying any alleged material breach or breaches, such termination to become effective at the end of said period unless during said period all material breaches specified have been remedied or waived. Except for material breaches as provided in this paragraph, this Contract of Lease shall not be terminated during the term of the assembly or sub-assembly contract with Three-Five referred to in the last sentence of Section 3 above provided that such assembly or sub-assembly contract is with the LESSOR. A material breach shall have occurred if LESSEE fails to pay any rental, electric bill and other reimbursable expenses when due.

         12.       VENUE

         In case of court action due to any violation of this Contract of Lease, the losing party shall pay all necessary expenses incurred for attorney's fees and litigation expenses which in no case shall be less than TWENTY THOUSAND PESOS (P20,000.00). It is hereby agreed that the venue of litigation shall be in the proper courts of Pasig, Metro Manila.

         13.       NO WAIVER

         The failure of a party to insist upon a strict performance of any of the terms, conditions, covenants hereof shall not be deemed a relinquishment or waiver of any right or remedy that said party may have, nor shall it be construed as waiver of any subsequent breach or default of the terms, conditions and covenants herein contained, which shall be deemed in full force and effect. No waiver by a party shall be deemed to have been made unless expressed in writing and signed by such party.

         14.       REAL PROPERTY TAX

         The LESSOR shall be responsible for payment of the real property tax on the leased premises. The LESSEE shall be responsible for any taxes on the equipment used in the leased premises.

         15.       GROUND LEASE

         The LESSOR shall be responsible for payment of the land lease. By its signature below, Food Terminal Inc., the landlord under the referenced land lease (hereinafter, the "Master Landlord") agrees that notwithstanding any breach or default by LESSOR under the land lease, and notwithstanding any termination of the land lease as result of such breach or default, provided that LESSEE is not in material breach of this Contract of Lease, Master Landlord shall honor this Contract of Lease, shall not disturb LESSEE'S (and Three-Five's) possession of the leased premises, and shall hold LESSEE in quiet enjoyment of the leased premises. In addition, Master Landlord consents to the option to prepay rent contained in Section 2 above and the option to purchase contained in Section 19 below, and represents and warrants to LESSEE that Master Landlord's interest in the land upon which the building is situated is free and clear of all liens and encumbrances.

         16.       SUCCESSOR-IN-INTEREST

         This Contract of Lease shall be valid and binding on the LESSOR and LESSEE and all their assigns and successors-in-interest.

         17.       INSURANCE

         LESSOR shall maintain a policy or policies of casualty insurance on the building in which the leased premises are located in an amount of not less than the full replacement cost thereof. Concurrently with the execution of this Contract of Lease, LESSOR shall deliver to LESSEE certificates evidencing the existence of such insurance. In the event of any damage to or destruction of the leased premises or the building in which the leased premises is located by fire or other casualty, LESSOR shall, with all reasonable dispatch, repair and reconstruct the leased premises and/or the building, as the case may be, to the condition existing immediately prior to the occurrence of such fire or other casualty.

         18.       QUIET ENJOYMENT

         LESSOR covenants with LESSEE that upon LESSEE performing and observing the agreements and conditions on its part to be performed and observed under this Contract of Lease, LESSEE shall and may peaceably and quietly have, hold, and enjoy the leased premises and all rights of the LESSEE hereunder without any manner of hindrance or molestation by LESSOR or any persons claiming by, through, or LESSOR. Notwithstanding the foregoing, LESSOR and LESSEE acknowledge that until April 30, 1995, LESSOR may continue to occupy the administrative offices identified as such on the floor plan attached as Exhibit "A". LESSOR shall, however, vacate such administrative offices on or before April 30, 1995, and shall deliver the same to LESSEE broom clean, and in good condition and repair.

         19.       OPTION TO PURCHASE

         LESSEE shall have and LESSOR hereby grants to LESSEE the option to purchase the building within the leased premises is located, including the interest of the tenant under the referenced land lease. If LESSEE wishes to exercise this option, it shall do so by giving written notice to LESSOR on or before October 31, 1999. The purchase price for the building in which the leased premises is located and the tenant's interest under the land lease shall be eighty-five percent (85%) of the fair market value of the building and the tenant's interest under the land lease. Fair market value shall be determined by the mutual agreement of LESSOR and LESSEE. The closing of the purchase pursuant to this option shall take place on, or at, LESSEE's election, before December 31, 1999. At the closing, LESSEE shall pay to LESSOR the purchase price, and LESSOR shall deliver to LESSEE a warranty deed and bill of sale to the building in which the leased premises is located, a warranty assignment of the tenant's interest under the land lease, together with the consent of the master landlord.

IN WITNESS WHEREOF, the parties hereto have executed this Contract of Lease this 22nd day of February, 1995, at Taguig, Metro Manila.

TECHNOLOGY ELECTRONICS                      THREE-FIVE SYSTEMS
ASSEMBLY MANAGEMENT                         PACIFIC, INC.
(T.E.A.M.) PACIFIC CORPORATION              (LESSEE)
(LESSOR)

BY: /s/ Ceferino F. Bautista              BY: /s/ Randal L. Buness
   -------------------------                 ---------------------
        Ceferino F. Bautista                      Randal L. Buness

ITS:    Senior Vice President             ITS:    Chief Financial Officer
    -------------------------                ----------------------------


FOOD TERMINAL INC.
(Master Landlord)

BY:
    ----------------------------
ITS:
    ----------------------------

We have read the above Contract of Lease and agree, for ourselves and for our assigns and/or successors-in-interest in the Contract of Lease that notwithstanding any breach or default by the LESSOR under any loans made by us to LESSOR and notwithstanding any foreclosure by us of the liens and security interests securing repayment of the loans made by us to LESSOR, we shall honor this Contract of Lease, not disturb LESSEE'S (or Three-Five's) occupancy of the leased premises, and shall hold LESSEE in peaceful and quiet enjoyment of the leased premises. In addition, we consent to the to purchase described in Section 19 of the Contract of Lease, and, if necessary, will release our liens and security interests encumbering the building in which the leased premises are located and the tenant's interests under the land lease in exchange for payment of the purchase price described in Section 19 of the Contract of Lease.

RIZAL COMMERCIAL BANKING                     CHINA BANKING
CORPORATION                                  CORPORATION

BY:                                          BY:
   -------------------------                     ---------------------------
ITS:                                         ITS:
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